As filed with the Securities and Exchange Commission on March 9, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Bionano Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-1756290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Bionano Genomics, Inc. Amended and Restated 2018 Equity Incentive Plan, as amended
Bionano Genomics, Inc. 2018 Employee Stock Purchase Plan
Bionano Genomics, Inc. 2020 Inducement Plan, as amended
(Full titles of the plans)

R. Erik Holmlin, Ph.D.
President and Chief Executive Officer
Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, California 92121
(858) 888-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll, Esq. Phillip S. McGill, Esq. Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000	R. Erik Holmlin, Ph.D. President and Chief Executive Officer Bionano Genomics, Inc. 9540 Towne Centre Drive, Suite 100 San Diego, California 92121 (858) 888-7600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Bionano Genomics, Inc. (the “Registrant”) for the purpose of registering (i) an additional 14,850,682 shares of Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), under the Registrant’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”), pursuant to the provisions of the 2018 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2018 Plan, (ii) 220,000 additional shares of Common Stock under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”) pursuant to the provisions of the 2018 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2018 ESPP, and (iii) 1,000,000 additional shares of Common Stock under the Registrant’s 2020 Inducement Plan, as amended (the “Inducement Plan”), for an aggregate of 4,100,000 shares of Common Stock issuable under the Inducement Plan, pursuant to an amendment to the Inducement Plan approved by the Board of Directors of the Registrant on November 21, 2022.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the 2018 Plan, the 2018 ESPP, and the Inducement Plan are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2018 Plan and 2018 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 28, 2018 (File No. 333-227073), March 29, 2019 (File No. 333-230589), March 11, 2020 (File No. 333-237069), August 14, 2020 (File No. 333-245764), March 24, 2021 (File No. 333-254654), and March 1, 2022 (File No. 333-263176). The Registrant previously registered shares of its Common Stock for issuance under the Inducement Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 28, 2020 (File No. 333-248468) and November 4, 2021 (File No. 333-260762). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of Common Stock Certificate of the Registrant.
4.4(4)	Registration Rights Agreement, dated March 14, 2019, by and among the Company and the Innovatus Investors.
5.1	Opinion of Cooley LLP.
23.1	Consent of BDO USA LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(5)	Bionano Genomics, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”).
99.1A(6)	Forms of grant notice, stock option agreement and notice of exercise under the 2018 Plan.
99.1B(6)	Forms of director grant notice, stock option agreement and notice of exercise under the 2018 Plan.
99.1C(6)	Forms of double-trigger grant notice, stock option agreement and notice of exercise under the 2018 Plan.
99.1D(3)	Forms of international grant notice, stock option agreement and notice of exercise under the 2018 Plan.
99.1E(7)	Forms of restricted stock unit grant notice and restricted stock unit award agreement under the 2018 Plan.
99.2(8)	Bionano Genomics, Inc. 2018 Employee Stock Purchase Plan.
99.3(9)	Bionano Genomics, Inc. 2020 Inducement Plan, as amended.
99.3A(10)	Form of Stock Option Grant Notice and Stock Option Agreement under the Bionano Genomics, Inc. 2020 Inducement Plan, as amended.
107	Filing Fee Table.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 23, 2021.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2018.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-225970), as amended.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 14, 2019.
(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-245764).
(6)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 9, 2023.
(7)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2021.
(8)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-227073).
(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 28, 2022
(10)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 9, 2023.

BIONANO GENOMICS, INC.

By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of R. Erik Holmlin, Ph.D. and Christopher Stewart as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Erik Holmlin, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2023
R. Erik Holmlin, Ph.D.

/s/ Christopher Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2023
Christopher Stewart

/s/ David L. Barker, Ph.D.	Director	March 9, 2023
David L. Barker, Ph.D.

/s/ Yvonne Linney, Ph.D.	Director	March 9, 2023
Yvonne Linney, Ph.D.

/s/ Albert A. Luderer, Ph.D.	Director	March 9, 2023
Albert A. Luderer, Ph.D.

/s/ Hannah Mamuszka	Director	March 9, 2023
Hannah Mamuszka

/s/ Aleksandar Rajkovic, M.D., Ph.D.	Director	March 9, 2023
Aleksandar Rajkovic, M.D., Ph.D.

/s/ Christopher Twomey	Director	March 9, 2023
Christopher Twomey

/s/ Kristiina Vuori, M.D., Ph.D.	Director	March 9, 2023
Kristiina Vuori, M.D., Ph.D.

/s/ Vincent Wong, J.D., M.B.A.	Director	March 9, 2023
Vincent Wong, J.D., M.B.A.